Exhibit 99.1

Astria Therapeutics Reports Fourth Quarter and Full Year 2024 Financial Results and Provides a Corporate Update

-- ALPHA-ORBIT Pivotal Phase 3 Trial Evaluating Every 3- and Every 6-Month Administration of Navenibart (STAR-0215) in Hereditary Angioedema is Underway --

-- Initial Efficacy and Safety Data from Navenibart ALPHA-SOLAR Long-Term Extension Trial Expected Mid-2025 --

-- Phase 1a Trial of STAR-0310, a Potential Best-in-Class Monoclonal Antibody OX40 Antagonist, Ongoing with Initial Results Anticipated in Q3 2025 --

BOSTON, Mass., March 11, 2025 – Astria Therapeutics, Inc. (NASDAQ:ATXS), a biopharmaceutical company focused on developing life-changing therapies for allergic and immunologic diseases, today reported financial results for the fourth quarter and full year ended December 31, 2024, and provided a corporate update.

“2025 promises to be an exciting year for Astria, and we are building on the momentum from a successful 2024 with the initiation of two important clinical trials,” said Jill C. Milne, Ph.D., Chief Executive Officer at Astria Therapeutics. “With the ALPHA-ORBIT Phase 3 trial of navenibart, we are enabling the potential for HAE patients to break free from the gravity of their disease and supporting low treatment burden by including both every 3-month and every 6-month regimens in a single trial. We believe that navenibart has the potential to be the market-leading therapy for HAE, and we look forward to building on our track record of strong execution throughout the trial. We also initiated a clinical trial evaluating STAR-0310 in healthy subjects and expect these results will demonstrate STAR-0310’s differentiated profile in the third quarter this year.”

Navenibart (STAR-0215)

•	Astria initiated the ALPHA-ORBIT pivotal Phase 3 trial of navenibart in people with hereditary angioedema (HAE) in February 2025, with top-line results expected in early 2027. The ALPHA-ORBIT trial is a global, randomized, double-blind, placebo-controlled Phase 3 clinical trial to evaluate the efficacy and safety of navenibart over a 6-month treatment period in up to 135 adult and 10 adolescent patients with Type 1 or Type 2 HAE. Adult patients will be randomized to receive one of three navenibart dose arms: 1) an initial 600 mg dose and followed by 300 mg every 3-months (Q3M), 2) 600 mg every 6-months (Q6M), and 3) 600 mg Q3M, or placebo; adolescents will receive an initial 600 mg dose followed by 300 mg Q3M. The dose arms support the potential to provide patient-centric dosing flexibility to people with HAE. The primary endpoint is time-normalized monthly HAE attacks at 6 months, and a key secondary endpoint includes the proportion of participants who are attack-free at 6 months. After 6 months, patients may be eligible to enter a long-term trial called ORBIT-EXPANSE, in which all patients will be treated with navenibart and which will include a patient-centered flexible dosing period and assess the long-term safety and tolerability as well as efficacyof navenibart. The navenibart Phase 3 program will consist of the ALPHA-ORBIT Phase 3 trial and the ORBIT-EXPANSE long-term trial, which are designed to support registration globally.

•	Positive final top-line results from target enrollment in the Phase 1b/2 ALPHA-STAR trial of navenibart, announced in December 2024, showed rapid onset of robust and durable efficacy, favorable safety and tolerability, and pharmacokinetics and pharmacodynamics consistent with sustained plasma kallikrein inhibition for both Q3M and Q6M administration. Final results included reduction in mean monthly attack rate of 90-95% and up to a 67% attack-free rate over 6 months.

•	All of the 16 target enrollment patients from ALPHA-STAR have entered the ALPHA-SOLAR long-term open-label trial. Initial safety and efficacy data from ALPHA-SOLAR, with Q3M and Q6M administration, are expected mid-2025.

•	Physician market research (n=50) reinforced the potential for navenibart to be the market-leading therapy for HAE. Physicians anticipated that offering both Q3M and Q6M options would gain 53% of their patient share for those initiating preventative therapy for the first time based on the existing treatment landscape, and 46% for those switching from currently available injectable and oral therapies.

•	Astria presented the ALPHA-ORBIT Phase 3 trial design and results on attack severity and use of rescue medication from the ALPHA-STAR Phase 1b/2 trial at the American Academy of Allergy, Asthma, & Immunology (AAAAI) in March 2025. The Company also presented ALPHA-STAR Phase 1b/2 results in an encore presentation in February 2025 at the Western Society of Allergy, Asthma, & Immunology (WSAAI) demonstrating that navenibart induced rapid improvements in Quality of Life (QoL) and HAE attack rates in patients in the ALPHA-STAR trial.

STAR-0310

•	Astria is developing STAR-0310, an investigational high-potency and long-acting monoclonal antibody OX40 antagonist that incorporates YTE technology, for the treatment of atopic dermatitis (AD) and potentially other indications. STAR-0310 was intentionally designed to capitalize on the learnings of OX40 receptor and OX40 ligand programs with the goal of having the best overall OX40 therapy.

•	The Company initiated a Phase 1a clinical trial of STAR-0310 in healthy subjects in January 2025. The Phase 1a trial is intended to assess the safety, tolerability, pharmacokinetics, and immunogenicity of STAR-0310 in healthy adult participants, with early proof-of-concept (POC) results expected in the third quarter of 2025.

•	The U.S. Food and Drug Administration (FDA) granted clearance of the Investigational New Drug (IND) application for STAR-0310 in December 2024.

•	Preclinical data supporting the differentiated profile of STAR-0310 was presented at AAAAI in March 2025. STAR-0310 demonstrated an estimated mean half-life of 26 days in cynomolgus monkeys and STAR-0310 preserved T-cells. STAR-0310 significantly reduced antibody-dependent cellular cytotoxicity (ADCC) on activated T-cells and regulatory T-cells when compared to other anti-OX40 monoclonal antibodies. Reduction in ADCC activity has the potential for a more favorable safety profile and potentially wider therapeutic window for STAR-0310, which the Company believes provides the potential to drive more efficacy.

Fourth Quarter and Full Year 2024 Financial Results

Cash Position: As of December 31, 2024, Astria had cash, cash equivalents and short-term investments of $328.1 million, compared to $246.5 million as of December 31, 2023. The Company expects that its cash, cash equivalents and short-term investments as of December 31, 2024 will be sufficient to fund its operations into mid-2027, including (i) for navenibart, support for all program activities through completion of our ALPHA-ORBIT Phase 3 trial, including activities related to the planned ORBIT-EXPANSE long-term trial and Phase 3 development and testing of drug device combinations for potential dosing of navenibart, and (ii) for STAR-0310, the completion of the ongoing Phase 1a clinical trial of healthy subjects and any related anticipated milestone payments. Net cash used in operating activities for the three months ended December 31, 2024, was $17.4 million, compared to $30.2 million for the three months ended December 31, 2023. Net cash used in operating activities for the full year 2024 was $81.2 million, compared to $68.4 million for the full year 2023.

R&D Expenses: Research and development expenses were $20.2 million for the three months ended December 31, 2024, compared to $11.7 million for the three months ended December 31, 2023, and $77.1 million for the full year 2024, compared to $42.1 million for the full year 2023. The increase in research and development expenses was attributed to an increase in external expenses for the navenibart ALPHA-STAR and ALPHA-SOLAR clinical trials and start-up activities to support the ALPHA-ORBIT Phase 3 trial in addition to external research, manufacturing, and IND-enabling activities for the STAR-0310 program.

G&A Expenses: General and administrative expenses were $9.4 million for the three months ended December 31, 2024, compared to $7.3 million for the three months ended December 31, 2023, and $34.5 million for the full year 2024, compared to $25.7 million for the full year 2023. The increase in general and administrative expenses was attributable to stock-based compensation and company growth to support the advancement of our programs.

Operating Loss: Loss from operations was $29.6 million for the three months ended December 31, 2024, compared to $34.2 million for the three months ended December 31, 2023, and $111.6 million for the full year 2024, compared to $83.0 million for the full year 2023.

Net Loss: Net loss was $25.6 million for the three months ended December 31, 2024, compared to a net loss of $31.4 million for the three months ended December 31, 2023, and $94.3 million for the full year 2024, compared to $72.9 million for the full year 2023.

Net Loss Per Share Basic and Diluted: Net loss per share basic and diluted was $0.44 for the three months ended December 31, 2024, compared to $0.86 per share for the three months ended December 31, 2023, and $1.68 per share for the full year 2024, compared to $2.42 per share for the full year 2023.

About Astria Therapeutics:

Astria Therapeutics is a biopharmaceutical company, and our mission is to bring life-changing therapies to patients and families affected by allergic and immunologic diseases. Our lead program, navenibart (STAR-0215), is an investigational monoclonal antibody inhibitor of plasma kallikrein in clinical development for the treatment of hereditary angioedema. Our second program, STAR-0310, is an investigational monoclonal antibody OX40 antagonist in clinical development for the treatment of atopic dermatitis. Learn more about our company on our website, www.astriatx.com, or follow us on Instagram @AstriaTx and on Facebook and LinkedIn.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of applicable securities laws and regulations including, but not limited to, statements regarding: the expected timing of receipt of topline results from the navenibart ALPHA-ORBIT Phase 3 trial; the goals and objectives of the ALPHA-ORBIT Phase 3 trial and the ORBIT-EXPANSE long-term trial, including that they are designed to support registration of Q3M and Q6M navenibart administration; the expected timing of release of initial safety and efficacy data from the ALPHA-SOLAR trial; our goal of developing two dosing options for navenibart; the potential for navenibart in the HAE market, including the potential to be the market leading treatment in HAE, the potential therapeutic and other benefits of navenibart as a treatment for HAE, and our vision and goals for the program; the potential for STAR-0310 to have the best-in-class monoclonal antibody OX40 antagonist and be the best overall OX40 therapy and the potential therapeutic benefits and potential attributes of STAR-0310 as a treatment for AD; expectations regarding the nature and timing of receipt of early proof-of-concept results from such trial, including our expectation that such results will demonstrate STAR-0310’s differentiated profile; the potential to develop STAR-0310 in additional indications; our goals and vision for STAR-0310; anticipated cash runway; and the goal of bringing life changing therapies to patients and families affected by allergic and immunological diseases and to become a leading allergy and immunology company. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goals,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or "vision," and similar words expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Astria’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, future financial performance, results of pre-clinical and clinical results of the Astria’s product candidates and other future conditions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the following risks and uncertainties: changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; risks inherent in pharmaceutical research and development, such as: adverse results in our drug discovery, preclinical and clinical development activities, the risk that the results of preclinical studies, including of navenibart and STAR-0310, may not be replicated in clinical trials, that the preliminary or interim results from clinical trials may not be indicative of the final results, that the results of early stage clinical trials, such as the results from the navenibart Phase 1a clinical trial and the initial results from the ALPHA-STAR trial, may not be replicated in later stage clinical trials, including additional and final results from the ALPHA-STAR trial or the planned navenibart Phase 3 development program; the risk that we may not be able to enroll sufficient patients in our clinical trials on a timely basis, and the risk that any of our clinical trials may not commence, continue or be completed on time, or at all; decisions made by, and feedback received from, the FDA and other regulatory authorities on our regulatory and clinical trial submissions and other feedback from potential clinical trial sites, including investigational review boards at such sites, and other review bodies with respect to navenibart, STAR-0310, and any other future development candidates, and devices for such product candidates; our ability to manufacture sufficient quantities of drug substance and drug product for navenibart, STAR-0310, and any other future product candidates, and devices for such product candidates, on a cost-effective and timely basis, and to develop dosages and formulation for navenibart, STAR-0310, and any other future product candidates that are patient-friendly and competitive; our ability to develop biomarker and other assays, along with the testing protocols therefore; our ability to obtain, maintain and enforce intellectual property rights for navenibart, STAR-0310, and any other future product candidates; our potential dependence on collaboration partners; competition with respect to navenibart, STAR-0310, or any of our other future product candidates; the risk that survey results and market research may not be accurate predictors of the commercial landscape for HAE, the ability of navenibart to compete in HAE and the anticipated position and attributes of navenibart in HAE based on clinical data to date, its preclinical profile, pharmacokinetic modeling, market research and other data; risks with respect to the ability of STAR-0310 to compete in AD and the anticipated position and attributes of STAR-0310 in AD based on its preclinical profile; our ability to manage our cash usage and the possibility of unexpected cash expenditures; our ability to obtain necessary financing to conduct our planned activities and to manage unplanned cash requirements; the risks and uncertainties related to our ability to recognize the benefits of any additional acquisitions, licenses or similar transactions; and general economic and market conditions; as well as the risks and uncertainties discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the period ended December 31, 2023 and in other filings that we may make with the Securities and Exchange Commission.

New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Astria may not actually achieve the forecasts or expectations disclosed in our forward-looking statements, and investors and potential investors should not place undue reliance on Astria’s forward-looking statements. Neither Astria, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing Astria’s views as of any date subsequent to the date hereof.

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Astria Contact:

Investor Relations and Media:

Elizabeth Higgins

investors@astriatx.com

Astria Therapeutics, Inc.
Consolidated Statements of Operations
(In thousands, except share and per share data)

(Audited)

	Year Ended December 31,
	2024	2023
Operating expenses:
Research and development	$77,106	$42,127
General and administrative	34,452	25,704
Acquired in-process research and development	-	15,199
Total operating expenses	111,558	83,030
Loss from operations	(111,558)	(83,030)
Other income (expense):
Interest and investment income	17,360	10,201
Other expense, net	(62)	(62)
Total other income, net	17,298	10,139
Net loss	(94,260)	(72,891)
Net loss per share attributable to common shareholders - basic and diluted	$(1.68)	$(2.42)
Weighted-average common shares outstanding used in net loss per share - basic and diluted	56,161,249	30,123,316

Astria Therapeutics, Inc.

Selected Consolidated Balance Sheets Data

(In thousands)

(Audited)

	December 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$59,820	$175,530
Short-term investments	268,312	71,000
Right-of-use asset	5,114	363
Other current and long-term assets	9,117	7,773
Total assets	342,363	254,666
Liabilities and stockholders’ equity
Current portion of operating lease liabilities	1,384	329
Long term portion of operating lease liabilities	3,969	-
Other current and long-term liabilities	17,747	11,221
Total liabilities	23,100	11,550
Total stockholders’ equity	$319,263	$243,116

Astria Therapeutics, Inc.

Selected Consolidated Statements of Cash Flows Data

(In thousands)

(Audited)

	Year Ended December 31,
	2024	2023
Net cash used in operating activities	$(81,212)	$(68,445)
Net cash (used in) provided by investing activities	(191,863)	135,052
Net cash provided by financing activities	157,202	88,398
Net (decrease) increase in cash, cash equivalents and restricted cash	$(115,873)	$155,005